As filed with the Securities and Exchange Commission on September 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Address of Principal Executive Offices including Zip Code)

CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan

CV Therapeutics, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Louis G. Lange, M.D., Ph.D. Chief Executive Officer CV THERAPEUTICS, INC. 3172 Porter Drive Palo Alto, California 94304 (650) 384-8500	Copy to: Laura L. Gabriel, Esq. LATHAM & WATKINS 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)	Amount Of Registration Fee

Common Stock, $0.001 par value, issuable under the CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan(1)	1,150,000	$27.25(5)	$25,164,048	$2,036

Common Stock, $0.001 par value, issuable under the CV Therapeutics, Inc. Employee Stock Purchase Plan(2)	250,000	$21.86(6)	$ 5,465,000	$ 443

Preferred Stock Purchase Rights	1,400,000	(7)	(7)	(7)

(1)	The CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan (the “Nonstatutory Plan”) authorizes the issuance of a maximum of 3,760,325 shares, of which 1,150,000 of the authorized shares are being registered hereunder.
(2)	The CV Therapeutics, Inc. Employee Stock Purchase Plan authorizes the issuance of a maximum of 673,889 shares, of which 250,000 shares are being registered hereunder.
(3)	This registration statement shall also cover any additional shares of common stock which become issuable under Nonstatutory Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(5)	Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of a weighted average exercise price per share for 4,647 shares subject to options previously granted at $27.25 per share and (ii) pursuant to Rule 457(c) of the Securities Act for the remaining 1,145,353 shares available for future grants based on the average of the high ($22.49) and low ($21.23) prices for the Registrant’s Common Stock at $21.86 as reported on the Nasdaq National Market on September 29, 2003 (the “Nasdaq Price”).
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the Nasdaq Price.
(7)	Rights to acquire shares of the Registrant’s Series A Junior Participating Preferred Stock are attached to and trade with the common stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the common stock.

This registration statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

By a registration statement on Form S-8 filed with the Commission on October 31, 2000, Registration No. 333-49026 (the “First Nonstatutory Plan Registration Statement”), the Registrant registered 250,000 shares of its Common Stock issuable under the CV Therapeutics, Inc., 2000 Nonstatutory Incentive Plan (the “Nonstatutory Plan”). By a registration statement on Form S-8 filed with the Commission on May 7, 2001, Registration No. 333-60358 (the “Second Nonstatutory Plan Registration Statement”), the Registrant registered 350,000 shares of Common Stock issuable under the Nonstatutory Plan. By a registration statement on Form S-8 filed with the Commission on September 5, 2001, Registration Statement No. 333-68984 (the “Third Nonstatutory Plan Registration Statement”), the Registrant registered 250,000 shares of Common Stock issuable under the Nonstatutory Plan. By a registration statement on Form S-8 filed with the Commission on August 15, 2002, Registration Statement No. 333-98195 (the “Fourth Nonstatutory Plan Registration Statement”), the Registrant registered 1,260,325 shares of Common Stock issuable under the Nonstatutory Plan. By a registration statement on Form S-8 filed with the Commission on October 2, 2002, Registration Statement No. 333-100266 (the “Fifth Nonstatutory Plan Registration Statement”), the Registrant registered 500,000 shares of Common Stock issuable under the Nonstatutory Plan. The Registrant is hereby registering 1,150,000 shares of Common Stock issuable under the Nonstatutory Plan.

By a registration statement on Form S-8 filed with the Commission on January 8, 1997, Registration Statement No. 333-19389 (the “First ESPP Registration Statement”), the Registrant registered 150,000 shares of its Common Stock issuable under the CV Therapeutics, Inc. Employee Stock Purchase Plan (the “ESPP”). By a registration statement on Form S-8 filed with the Commission on August 11, 2000, Registration Statement No. 333-43560 (the “Second ESPP Registration Statement”), the Registrant registered 75,000 shares issuable thereunder. By a registration statement on Form S-8 filed with the Commission on June 29, 2001, Registration Statement No. 333-64230 (the “Third ESPP Registration Statement”), the Registrant registered 98,889 shares issuable thereunder. By a registration statement on Form S-8 filed with the Commission on August 15, 2002, Registration Statement No. 333-98195 (the “Fourth ESPP Registration Statement”), the Registrant registered 100,000 shares of Common Stock issuable thereunder. The Registrant is hereby registering 250,000 shares of Common Stock issuable under the ESPP.

Pursuant to General Instruction E of Form S-8, the contents of the First Nonstatutory Plan Registration Statement, Second Nonstatutory Plan Registration Statement, Third Nonstatutory Plan Registration Statement, Fourth Nonstatutory Plan Registration Statement, Fifth Nonstatutory Plan Registration Statement, First ESPP Registration Statement, Second ESPP Registration Statement, Third ESPP Registration Statement and Fourth ESPP Registration Statement are incorporated by reference herein.

PART II

Item 8.	Exhibits

See the Exhibit Index on Page 6.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the 30th day of September, 2003.

CV THERAPEUTICS, INC.

By:	/s/ DANIEL K. SPIEGELMAN

Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer
(Principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ LOUIS G. LANGE, M.D., PH.D. Louis G. Lange, M.D., Ph.D.	Chairman of the Board and Chief Executive Officer (Principal executive officer)	September 30, 2003

/s/ DANIEL K. SPIEGELMAN Daniel K. Spiegelman	Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)	September 30, 2003

/s/ SANTO J. COSTA Santo J. Costa	Director	September 30, 2003

/s/ R. SCOTT GREER R. Scott Greer	Director	September 30, 2003

/s/ JOHN GROOM John Groom	Director	September 30, 2003

/s/ THOMAS L. GUTSHALL Thomas L. Gutshall	Director	September 30, 2003

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Signatures	Title	Date

/s/ PETER BARTON HUTT Peter Barton Hutt	Director	September 30, 2003

/s/ KENNETH B. LEE, JR. Kenneth B. Lee, Jr.	Director	September 30, 2003

/s/ BARBARA J. MCNEIL, M.D., PH.D. Barbara J. McNeil, M.D., Ph.D.	Director	September 30, 2003

/s/ COSTA G. SEVASTOPOULOS, PH.D. Costa G. Sevastopoulos, Ph.D.	Director	September 30, 2003

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of CV Therapeutics, Inc., filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (incorporated herein by reference).

4.2	Amendment No. 1 to the Amended and Restated Certificate of Incorporation of CV Therapeutics, Inc., filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-53206) (incorporated herein by reference).

4.3	Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Registrant’s Series A Junior Participating Preferred Stock filed as Exhibit 10.78 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (incorporated herein by reference).

4.4	Restated Bylaws of CV Therapeutics, Inc., as amended, filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-12675), as amended (incorporated herein by reference).

4.5	CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan, as amended, incorporated by reference to Exhibit 10.49 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

4.6	CV Therapeutics, Inc. Employee Stock Purchase Plan, as amended.

4.7	First Amended and Restated Rights Agreement dated July 19, 2000 between the Registrant and Wells Fargo Bank Minnesota, N.A., filed as Exhibit 10.77 to the Registrants Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on the signature page to this Registration Statement).